Exhibit 10.1


                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW JERSEY

In re:                                    )     Chapter 11
                                          )
CONGOLEUM CORPORATION,                    )
CONGOLEUM SALES, INC. and                 )     Case No. 03-51524 (KCF)
CONGOLEUM FISCAL, INC.,                   )
                                          )     Jointly Administered
                  Debtors.                )


                 STIPULATION AND CONSENT ORDER RESOLVING DISPUTE
                        REGARDING GHR DISGORGEMENT ORDER


      Congoleum Corporation ("Congoleum"), Congoleum Sales, Inc., and Congoleum Fiscal, Inc., the above-captioned debtors and debtors-in-possession (the "Debtors") and Gilbert Heintz and Randolph LLP ("GHR," and collectively with the Debtors, the "Parties"), by undersigned counsel, hereby jointly submit this Stipulation and Consent Order Resolving Dispute Regarding GHR Disgorgement Order ("Stipulation and Consent Order"), and in support thereof state as follows:

      WHEREAS, on December 31, 2003 (the "Petition Date"), the Debtors each filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court");

      WHEREAS, the Debtors continue to manage and operate their businesses as debtors-in-possession pursuant to section 1107 and 1108 of the Bankruptcy Code;

      WHEREAS, on or about January 27, 2006, the Official Committee of Bondholders (the "Bondholders' Committee") was formed;
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      WHEREAS, on or about January 23, 2004, Congoleum applied to the Bankruptcy
Court for approval to retain GHR as "special insurance counsel" pursuant to section 327(e) of the Bankruptcy Code, and certain of Congoleum's liability insurers objected;

      WHEREAS, on or about March 2, 2004, the Bankruptcy Court entered an order granting the retention of GHR as special counsel to the Debtors (the "Retention Order"), and thereafter, on or about August 24, 2004, the United States District Court for the District of New Jersey (the "District Court") affirmed the Retention Order;

      WHEREAS, on or about October 13, 2005, the United States Court of Appeals for the Third Circuit (the "Third Circuit") reversed the Retention Order;

      WHEREAS, on or about October 28, 2005, as a result of the opinion of the Third Circuit, GHR sought an order authorizing the withdrawal of GHR as special counsel to the Debtors (the "Withdrawal Motion");

      WHEREAS, in response to the Withdrawal Motion, certain insurers filed an objection to GHR's Withdrawal Motion and Cross-Motion for Disgorgement of Fees Paid to GHR (the "Disgorgement Motion") seeking to require GHR to disgorge all fees and expenses paid by the bankruptcy estates to GHR from the inception of the above captioned Chapter 11 cases;

      WHEREAS, on or about February 3, 2006, the Bondholders Committee joined in the Disgorgement Motion;

      WHEREAS, on or about February 3, 2006, the Office of the United States Trustee also filed a motion seeking disgorgement of fees from GHR;

      WHEREAS, on or about March 31, 2006, the Bankruptcy Court entered an amended order granting the Disgorgement Motion (the "Disgorgement Order"), requiring that GHR disgorge all fees and expenses paid to it in connection with the Retention Order (including, without limitation, ordering the disgorgement of $9,662,486.71 in connection with its First through Sixth Fee Applications, and denying GHR's Seventh and Eighth Fee Applications totaling an additional $3,312,151.53);


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      WHEREAS, on or about April 25, 2006, GHR appealed the Disgorgement Order to the District Court, which appeal has been fully briefed and is currently pending (the "Appeal");

      WHEREAS, on or about March 29, 2006, GHR filed a Motion for Stay pending Appeal to District Court with the Bankruptcy Court, which was denied on or about April 24, 2006;

      WHEREAS, on or about April 28, 2006, GHR filed a Motion for Stay Pending Appeal with the District Court, which was denied on or about September 22, 2006;

      WHEREAS, on or about May 12, 2006, GHR filed an Application for Reimbursement of Expenses, seeking reimbursement of approximately $1,459,150.55 in expenses it had paid to third parties in connection with its representation of the Debtors (the "GHR Expense Application");

      WHEREAS, on or about May 26, 2006, the Debtors filed a Cross-Motion For Approval of Certain Expenses seeking approval and/or authorization for the Debtors to pay certain expenses related to the Coverage Action;

      WHEREAS, on or about May 26, 2006, the Debtors filed a Cross-Motion For Entry of Judgment and Authorization to Register Judgment Against GHR, seeking to enforce the Disgorgement Order and enter a judgment against GHR related thereto;

      WHEREAS, on or about July 11, 2006, certain insurers filed a Motion to Enforce March 31, 2006 Disgorgement Order and Response to GHR's Motion for Allowance of Expenses requesting a per diem monetary sanction for each day GHR failed to comply with the Disgorgement Order;


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

      WHEREAS, GHR represents that, given GHR's current financial condition and capital structure, GHR is unable to immediately satisfy the full amount of the Disgorgement Order, and is unable to obtain secured or unsecured credit so as to be in a position to fully satisfy the Disgorgement Order in the immediate future;

      WHEREAS, the Debtors, the Bondholders' Committee and GHR have negotiated the terms of a settlement resolving GHR's obligations arising from, and related to, the Disgorgement Order pursuant to, and in accordance with, the terms of this Stipulation and Consent Order;

      WHEREAS, based on the record presented to this Court, the Stipulation and Consent Order has been negotiated in good faith and at arm's-length between the Debtors, the Bondholders' Committee and GHR;

      WHEREAS, based on the record before this Court, the terms of this Stipulation and Consent Order are fair and reasonable, reflect the Debtors' and Bondholders' Committee's exercise of prudent business judgment, and are supported by reasonably equivalent value and fair consideration; and

      WHEREAS, this Court concludes that approval and entry of this Stipulation and Consent Order is in the best interests of the Debtors' respective estates and their creditors.

      NOW, THEREFORE, the Debtors and GHR do AGREE, STIPULATE AND CONVENANT as follows:

      1. The foregoing recitals are incorporated by reference into the Stipulation and Consent Order.

      2. This Stipulation and Consent Order is hereby APPROVED in all respects.

      3. GHR is obligated to pay, and shall pay, to the bankruptcy estates, in care of Congoleum Corporation, a total of $9,168,468.71, representing the full amount of the Disgorgement Order less $500,000 in full settlement of the GHR Expense Application (the "Disgorgement Amount").


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      4. The Disgorgement Amount shall be paid by GHR pursuant to, and in accordance with this Stipulation and Consent Order and that certain promissory note (the "Promissory Note"), note agreement (the "Note Agreement"), and security agreement (the "Security Agreement," the Promissory Note, the Note Agreement and the Security Agreement are collectively referred to as the "Settlement Documents"), which are attached hereto as Exhibits 1-3 and incorporated by reference herein.

      5. GHR and the Debtors are authorized and directed to immediately (within five days of the Stipulation and Consent Order becoming final and non-appealable) do and perform (to the extent not already performed) all acts, to make, execute and deliver all Settlement Documents and related instruments and documents (including, without limitation, the execution of all security agreements, mortgages and financing statements), and to pay fees, which may be reasonably required or necessary for GHR's or the Debtors' performance under the Settlement Documents.

      6. Upon the Stipulation and Consent Order becoming final and non-appealable, the obligations of GHR arising from the Disgorgement Order shall be subsumed within the debt as evidenced by the Settlement Documents and shall be satisfied pursuant to, and in accordance with, the terms of the Settlement Documents.

      7. The Debtors' prior payment of certain Coverage Action expenses in the amount of $22,988.00 referenced in the Cross-Motion For Approval of Certain Expenses is approved, and the Debtors are authorized to make an outstanding payment to FTI Consulting, Inc. ("FTI") in the amount of $327,534.44 for expenses related to the Coverage Action. The Debtors shall make such payment to FTI within thirty (30) days of the entry of this Stipulation and Consent Order.


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      8. Within five business days of the Stipulation and Consent Order becoming final and non-appealable, GHR shall cause to be dismissed with prejudice all appeals filed by GHR related to, or arising from, its request for fees and expenses from the bankruptcy estates, including, without limitation, the Disgorgement Order.

      9. Except as referenced in paragraph 2 above, GHR shall forego any claim for fees and expenses incurred but not paid by the Debtors.

      10. The terms of this Stipulation and Consent Order (and the Settlement Documents) relate only to the Disgorgement Order, and the payment of the Disgorgement Amount, and are not intended to affect any other claims or causes of action that the bankruptcy estates or the Debtors may have against GHR as a result of GHR's representation of the Debtors and/or the bankruptcy estates, including, without limitation, any malpractice or other professional liability claims ("GHR Causes of Action").

      11. The Settlement Documents and the provisions of this Stipulation and Consent Order shall be binding upon the Parties and their respective successors and assigns (including any Chapter 7 or Chapter 11 trustee hereinafter appointed or elected for the bankruptcy estates or an examiner appointed pursuant to
Section 1104 of the Bankruptcy Code) and inure to the benefit of the Parties and their respective successors and assigns.

      12. The Parties' agreement as outlined by the Stipulation and Consent Order is intended to be and is a voluntary compromise, settlement, and resolution of all questions, disputes, and issues between and among the Parties relating to GHR's obligations arising from, and related to, the Disgorgement Order, without incurring the expense, inconvenience, and uncertainty of further litigation. The Stipulation and Consent Order, the Settlement Documents, and any statements made in connection with the Approval Motion, shall not be construed


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as, interpreted as, or deemed to be evidence of an admission or concession by any of the Parties for any purpose, or deemed to constitute a waiver of any legal position or any defenses or other rights which any of the Parties might otherwise assert in any context. Neither the Stipulation and Consent Order, the Settlement Documents, or any of their provisions, or any negotiations, statements, or testimony taken in connection herewith, may be offered or received in evidence in, or used for any other purpose in connection with, any suit, action, or legal proceeding which any of the Parties may now have or in the future have with any other Person, except in connection with any action or legal proceeding to enforce the Stipulation and Consent Order (or related Settlement Documents).

      13. The Settlement Documents shall supersede and govern the agreement of the Parties to the extent that such terms are inconsistent with this Stipulation and Consent Order.

      14. This Stipulation and Consent Order may be signed in any number of counterparts, and by different parties in separate counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement. Facsimile signatures to this Stipulation and Consent Order shall be effective as originals.

SEEN AND AGREED TO BY:

OKIN, HOLLANDER & DELUCA, LLP            GILBERT HEINTZ & RANDOLPH LLP

By: s/PAUL S. HOLLANDER                  By: s/CRAIG LITHERLAND
    --------------------------               ------------------
Paul S. Hollander                        Craig Litherland
James J. DeLuca                          1100 New York Avenue, Suite 700
Parker Plaza                             Washington, D.C. 20005
400 Kelby Street
Fort Lee, New Jersey 07024


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

and

PILLSBURY WINTHROP SHAW PITTMAN LLP
Richard L. Epling
Kerry A. Brennan
1540 Broadway
New York, NY 10036-4039

Attorneys For Congoleum Corporation,
Congoleum Fiscal, Inc. and Congoleum
Sales, Inc.


      IT IS, THIS 5TH DAY OF APRIL, 2007, BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEW JERSEY, SO ORDERED THAT THE STIPULATION AND CONSENT ORDER IS APPROVED.

                                  END OF ORDER


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